UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2025

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Acts. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2025, Mach Natural Resources LP (the “Company”) entered into a senior secured reserve-based revolving credit agreement (the “New Revolving Credit Agreement”), among the Company, the lenders and issuing banks party thereto from time to time and Truist Bank, as the administrative agent and collateral agent.

The New Revolving Credit Agreement has (i) an initial borrowing base and elected commitment amount of $750,000,000, with a maximum commitment amount of $2,000,000,000 subject to borrowing base availability, (ii) a maturity date of February 27, 2029 and (iii) an interest rate equal to, at the Company’s election, (a) at term SOFR (subject to a 0.10% per annum adjustment) plus a margin ranging from 3.00-4.00% per annum or (b) a base rate plus a margin ranging from 2.00-3.00% per annum, with the margin dependent upon borrowing base utilization at the time of determination. The Company used borrowings from the New Revolving Credit Agreement, together with cash on hand, to repay the Term Loan Credit Agreement (as defined below) in full.

The foregoing description of the New Revolving Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the New Revolving Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 27, 2025, the Company used borrowings under the New Revolving Credit Agreement and cash on hand, which includes proceeds from the Company’s public offering of common units representing limited partner interests in the Company completed on February 7, 2025 (the “Offering”), to repay the existing amounts outstanding under and terminate the existing term loan credit agreement (the “Term Loan Credit Agreement”), dated December 28, 2023, among the Company, the guarantors party thereto, the lenders party thereto, Texas Capital Bank, as the administrative and collateral agent, and Chambers Energy Management, LP, as the loan commitment arranger.

On February 27, 2025, the Company also used proceeds from the Offering to repay the approximately $23.0 million of borrowings outstanding under and terminate the existing senior secured revolving credit agreement (the “Existing Revolving Credit Agreement”), dated December 28, 2023, among the Company, the guarantors party thereto, the lenders party thereto and MidFirst Bank, as the administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD.

On February 27, 2025, the Company issued a press release, attached herewith as Exhibit 99.1, announcing the closing of the New Revolving Credit Agreement described in this Report. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated February 27, 2025, among Mach Natural Resources LP, the lenders and issuing banks party thereto from time to time and Truist Bank, as the administrative agent and collateral agent.
99.1	Press release dated February 27, 2025 announcing the closing of the New Revolving Credit Agreement.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: February 27, 2025	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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